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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported) February 6, 2003
                                                         ----------------

                        SECURITY FINANCIAL BANCORP, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                     0-27951                  35-2085053
         ------------                   ---------               -------------
(State or other Jurisdiction of        (Commission             (IRS Employer
incorporation or organization)         File Number)          Identification No.)


                   9321 Wicker Avenue, St. John, Indiana 46373
                   -------------------------------------------
                    (Address of principal executive offices)

                                 (219) 365-4344
                               ------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                ----------------
              (Former name or former address, if changed since last
                                    report.)




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ITEM 5.  OTHER EVENTS.
         -------------

         On February 6, 2003, Standard Bancshares, Inc. ("Standard") and Security Financial Bancorp, Inc. ("Security Financial") entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which Security Financial will merge with and into Standard. Standard is the parent company of Standard Bank and Trust Co., an Illinois-chartered bank, and Security Financial is the parent company of Security Federal Bank & Trust, a federally-chartered stock savings bank.

         Under the terms of the Agreement, the stockholders of Security Financial will receive $24.00 in cash in exchange for each share of Security Financial common stock. The transaction is subject to several conditions, including the receipt of regulatory approvals and the approval of the stockholders of Security Financial.

         The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such document, which is filed as Exhibit 2.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

         A press release announcing the transaction was issued on February 7, 2003, a copy of which is filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.
         ---------------------------------

         (c) Exhibits

         Exhibit 2.1 Agreement and Plan of Reorganization by and among Standard Bancshares, Inc., Standard Acquisition Corporation and Security Financial Bancorp, Inc., dated February 6, 2003.

         Exhibit 99.1      Press Release dated February 7, 2003.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  SECURITY FINANCIAL BANCORP, INC.


Dated:  February 13, 2003         By: /s/ John P. Hyland
                                      ----------------------------------------
                                      John P. Hyland
                                      President and Chief Executive Officer